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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 30, 2004, except for Note 14—Segment Information, as to which the date is August 16, 2004 and except for the acquisition of Interface Group Holding Company, Inc., as to which the date is October 5, 2004, relating to the financial statements of Las Vegas Sands, Inc. and of our report dated January 30, 2004, except for the acquisition of Interface Group Holding Company, Inc. as to which the date is October 5, 2004, relating to the financial statement schedule of Las Vegas Sands, Inc., which appear in the Registration Statement on Form S-1 (No. 333-118827) of Las Vegas Sands Corp. filed on September 3, 2004, as amended on each of October 22, 2004, November 22, 2004, November 24, 2004, December 9, 2004 and December 10, 2004. We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-1 (No. 333-118827) and to the reference to us under the heading "Experts" in this Registration Statement filed on Form S-8.

/s/ PricewaterhouseCoopers LLP

Las Vegas, Nevada
February 23, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM